                                                                    EXHIBIT 23.1




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated January 26, 2001 (except with respect to the information contained in Note 14, as to which the date is October 9, 2001) included in Lear Corporation's Form 10-K/A for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.




                                                    /s/ ARTHUR ANDERSEN LLP


Detroit, Michigan,
October 9, 2001.